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                       CCC INFORMATION SERVICES GROUP INC.

                                    CORRECTED
                     CERTIFICATE OF DESIGNATION, PREFERENCE
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                       AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                        Pursuant to Section 103(f) of the
                        Delaware General Corporation Law

CCC Information Services Group Inc. (the "Company") does hereby certify that on February 13, 2001, the Company filed with the Secretary of State a Certificate of Designation which inaccurately set forth the dates of the Purchase Agreement and the Warrant and the spelling of the President's first name. The text of the Certificate of Designation is hereby corrected to read in its entirety as follows:

        CCC INFORMATION SERVICES GROUP INC. (the "Company"), a corpora tion organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors, by way of a meeting of its members on February 11, 2001, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

        WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and

        WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the Series F Preferred Stock of the Company and the number of shares constituting such preferred stock;

        NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the Series F Preferred Stock on the terms and with the provisions herein set forth:
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                   TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       of

                            SERIES F PREFERRED STOCK

                                       of

                       CCC INFORMATION SERVICES GROUP INC.

        The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series F Preferred Stock or the holders thereof are as follows:

         DEFINITIONS. For purposes of this Designation, the following definitions shall apply:

        "Board" shall mean the Board of Directors of the Company.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Common Stock" shall mean the Common Stock, $0.10 par value per share, of the Company.

        "Company" shall mean CCC Information Services Group Inc., a Delaware corporation.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, it any, of any such similar Federal statute.

        "Liquidation Preference" shall mean $1.00 per share.

        "Original Issue Date" shall mean the date of the original issuance of shares of Series F Preferred Stock.

        "Person" shall mean any individual, firm, corporation, general partnership, limited partnership, limited liability company or other entity and shall include any successor (by merger or otherwise) of such entity.
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        "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of February 23, 2001, by and among the Company and the Purchaser named therein, as it may be amended from time to time, a copy of which is on file at the principal office of the Company.

        "Required Holders" shall mean the holders of at least of a majority of the outstanding shares of Series F Preferred Stock.

        "Series F Preferred Stock" shall refer to shares of Series F Preferred Stock, $1.00 par value per share, of the Company.

        "Warrant" shall mean the Warrant, dated as of February 23, 2001, issued pursuant to the Purchase Agreement, exercisable for up to 1,200,000 shares of Common Stock.

               DESIGNATION: NUMBER OF SHARES. The designation of the preferred stock authorized by this resolution shall be "Series F Preferred Stock," and the number of shares of Series F Preferred Stock authorized hereby shall be 100 shares.

               DIVIDENDS. The holders of the Series F Preferred Stock shall not be entitled to receive dividends on shares of Series F Preferred Stock.

               LIQUIDATION RIGHTS OF SERIES F PREFERRED STOCK.

                       In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series F Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, but after any preferences paid to any of the Company's preferred stock ranking senior to the Series F Preferred Stock, an amount per share of Series F Preferred Stock equal to the Liquidation Preference.

                              If upon any liquidation, dissolution or winding up
of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series F Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed (after any payment of any amount made to holders of any preferred stock ranking senior to the Series F Preferred Stock) shall be distributed ratably among the holders of Series F Preferred Stock on a share-by-share basis.

                       After payment to the holders of Series F Preferred Stock of the amounts set forth in Section 4(a) hereof, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of any Company stock entitled to a preference over the Common Stock but ranking junior to the Series F Preferred Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock.

               VOTING RIGHTS. In addition to any voting rights provided by law, the holders of Series F Preferred Stock shall have the following voting rights:

                       So long as any of the Series F Preferred Stock is outstanding, each share of Series F Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, initially each share of Series F Preferred Stock shall entitle the holder thereof to cast 12,000 votes, which represents the aggregate number of shares of Common Stock for which the Warrant is exercisable divided by 100. In the event any adjustment is made with respect to shares of Common Stock underlying the Warrant pursuant to Section 8 of the Warrant (an "Antidilution Adjustment"), the number of votes per share of Series F Preferred Stock shall be adjusted accordingly, so that each share of Series F Preferred Stock shall have a number of votes that equals the aggregate number of shares of Common Stock for which the Warrant is then exercisable after giving effect to an Antidilution Adjustment divided by 100. Upon an Antidilution Adjustment, the holders of the Series F Preferred Stock shall receive notice in accordance with Section 7(c) hereof.

                        As the Warrant is exercised for shares of Common Stock, the number of votes per share of Series F Preferred Stock shall decrease accordingly, such that, at any given time, each share of Series F Preferred Stock shall have a number of votes that equals the aggregate number of shares of Common Stock for which the Warrant is then exercisable divided by 100. Upon any exercise of the Warrant, the holders of Series F Preferred Stock shall receive notice in accordance with Section 7(a) hereof.

                       The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special meeting or annual meeting of stockholders called for the purpose, or pursuant to written consent of such stockholders, shall be necessary to authorize, adopt or approve any Extraordinary Event (as such term is defined in the Warrant) as a result of which the holders of the Warrant shall thereafter have the right to purchase and receive, upon exercise of the Warrant, in lieu of the shares of Common Stock, securities in the surviving entity that have voting rights with respect to such entity (the "Voting Securities"); provided, however, that no such vote of the Required Holders will be required if, pursuant to such Extraordinary Event, the Series F Preferred Stock is converted into the right to receive shares of preferred stock of the surviving entity that, in the aggregate, possess voting power with respect to the surviving entity at least equivalent to the voting power possessed by the Voting Securities that the holders of the Warrant thereafter have the right to purchase and receive upon full exercise of the Warrant.

                       The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or pursuant to a written consent of such stockholders, shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Series F Preferred Stock or grant waivers thereof, or which would otherwise adversely affect, in any material respect, the rights of the Series F Preferred Stock, provided that no such modification or amendment may, without the consent of each holder of Series F Preferred Stock affected thereby, (A) reduce the Liquidation Preference of the Series F Preferred Stock or (B) reduce the percentage of outstanding Series F Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof.

                       The foregoing rights of holders of shares of Series F Preferred Stock to take any actions as provided in this Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.

               EXPIRATION OF SERIES F PREFERRED STOCK. On the earlier of (i) the date that the Warrant is exercised in full and all shares of Common Stock underlying the Warrant are duly and validly issued or (ii) the Warrant Expiration Date (as such term is defined in the Warrant), the Series F Preferred Stock shall cease to have any voting rights, and such shares shall be forfeited. The holders of the Series F Preferred Stock shall receive notice of such event in accordance with Section 7(b) hereof.

                 NOTICE.

                       Upon any partial exercise of the Warrant which causes a decrease in the aggregate number of shares of Common Stock for which the Warrant is exercisable, then, and in each such case, the Company shall promptly deliver to each holder of the Series F Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number of shares of Common Stock for which the Warrant has been exercised, the date of such exercise, the aggregate number of shares of Common Stock underlying the Warrant after such exercise and the corresponding voting power of each share of Series F Preferred Stock calculated in accordance with Section 5(b) hereof.
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                         If, upon such exercise of the Warrant, the Warrant
shall be exercised in full, then the Company shall promptly deliver to each holder of the Series F Preferred Stock, a certificate signed by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company certifying that the Warrant has been exercised in full. Holders of shares of Series F Preferred Stock will have 20 Business Days to turn in to the Company the certificates representing shares of Series F Preferred Stock.

                       Upon an Antidilution Adjustment, the Company shall promptly deliver to each holder of Series F Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the Antidilution Adjustment, the date of the Antidilution Adjustment, the aggregate number of shares of Common Stock underlying the Warrant and the corresponding voting power of each share of Series F Preferred Stock calculated in accordance with Section 5(a) hereof.

               NO REISSUANCE OF SERIES F PREFERRED STOCK. No Series F Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

               TRANSFERABILITY. Shares of Series F Preferred Stock shall only be transferred to transferees of the Warrant. The number of shares of such Series F Preferred Stock transferred shall equal the quotient of (i) the number of shares of Common Stock for which the transferred Warrant is exercisable divided by (ii) the number of votes per share of Series F Preferred Stock then applicable to each share of Series F Preferred Stock.

               DELIVERY OF NOTICES. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, at or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series F Preferred Stock at their addresses appearing on the books of the Company.

        IN WITNESS WHEREOF, CCC Information Services Group Inc. has caused this Corrected Certificate to be signed by its President and Secretary, respectively, on this 23rd day of February, 2001.



                                   /s/ Githesh Ramamurthy
                            ----------------------------------------------
                            Name:   Githesh Ramamurthy
                            Title:  President and Chief Executive Officer




                                   /s/ Robert Guttman
                            ----------------------------------------------
                            Name:   Robert Guttman
                            Title:   Secretary